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                                                                    EXHIBIT 23.2


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement No. 333-74060, Registration Statement No. 333-74062, Registration Statement No. 333-74068, Registration Statement No. 333-74070, Registration Statement No. 333-72331, Registration Statement No. 333-72329, Registration Statement No. 333-30003, Registration Statement No. 333-29997, Registration Statement No. 333-74382, and Registration Statement No. 333-88684 of Team, Inc. on Form S-8 of our report dated July 12, 2001, appearing in this Annual Report on Form 10-K of Team, Inc. for the year-ended May 31, 2003.


DELOITTE & TOUCHE LLP

Houston, Texas
August 22, 2003